EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182807 on Form S-8 of Salem Media Group, Inc. of our report dated June 27, 2017, appearing in this Annual Report on Form 11-K of Salem Media Group, Inc. Employees 401(k) Plan for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

South Bend, Indiana

June 27, 2017

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